UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 29, 2012

GOLDEN STAR RESOURCE CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52837	none
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3390 Toopal Drive Oceanside, California	92058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(210) 862-3071

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 29, 2012 the company acquired a resource property in Nevada. The property consists of two Minerals Lode Claims totaling 40 acres in the Fairview mining district, Churchill County, Nevada. The property is located 98 air miles southeast of Reno and is accessible by road. It is in the vicinity of the Bell Mountain Mining Project which lies along the Eastern margin of the Walker Lane mineral belt which contains a number of past-producing gold-silver deposits and major mining districts (e.g. Tonopah, Rawhide, Paradise Peak). All of the land underlying the property is administered by the US Bureau of Land Management. There is no private land in the area. The core of the GSR property is a block of 2 unpatented mining claims, covering 40 acres which are held by Golden Star Resource Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN STAR RESOURCE CORP.

Date: July 29, 2012	By:	/s/ Marilyn Miller
Name: Marilyn Miller
Title: Director